SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 25, 1999



                            THE ALLSTATE CORPORATION
               (Exact Name of Registrant as Specified in Charter)




   DELAWARE                        1-11840                       36-3871531
(State or Other                   (Commission                   (IRS Employer
 Jurisdiction of                   File Number)                  Identification
 Incorporation)                                                     Number)


2775 SANDERS ROAD, NORTHBROOK, ILLINOIS                           60062
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code (847) 402-5000



                                   Page 1 of 6
                             Exhibit Index at page 4

Item 5.  OTHER EVENTS


     On October 25, 1999, the Registrant issued the press release attached hereto as Exhibit 99.




Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c)      Exhibits



EXHIBIT NO.                                         DESCRIPTION

   99                                       Registrant's press release dated
                                            October 25, 1999

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                THE ALLSTATE CORPORATION




                                                By s\ Emma M. Kalaidjian

                                                Name:  Emma M. Kalaidjian
                                                Title: Assistant Secretary



October 25, 1999

                                INDEX TO EXHIBITS




                                                                   SEQUENTIAL
                                                                      PAGE
NUMBER                    DESCRIPTION                                NUMBER



 99               Registrant's press release dated                     5
                  October 25, 1999

                                                                 Exhibit No. 99
The Allstate Corporation
NEWS


                                                        For more information:
                                                        Christine Hennessey
                                                        Allstate Media
                                                        Relations
                                                        847/402-9572

                                                        Larry Sonis
                                                        American Heritage Life
                                                        Media Relations
                                                        904/353-3911

                  EXCHANGE RATIO SET FOR ALLSTATE'S MERGER WITH
                  AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

     NORTHBROOK, Ill., Oct. 25, 1999 - The Allstate Corporation (NYSE: ALL) and American Heritage Life Investment Corporation (NYSE: AHL) today announced that the exchange ratio for American Heritage Life shares to be exchanged in the previously announced merger betweeen American Heritage Life and a subsidiary of Allstate has been set at 1.34973. A special meeting of shareholders of American Heritage Life will be held on October 27,1999 to consider and vote on the merger.

     If the merger is approved by the shareholders of American Heritage Life, it is expected that the merger will be effective on October 31, 1999. Based on that assumption, each share of American Heritage Life common stock will be converted into the right to receive $32.25 in cash, or exchanged for 1.34973 shares of Allstate common stock, subject to proration, if elections to receive cash total more than 50 percent of the total consideration. American Heritage Life shareholders can also select a combination of shares and cash. A mailing describing cash election procedures was sent to American Heritage Life's shareholders in late September.

     The Allstate Corporation is the nation's largest publicly held personal lines insurance company. Its main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has approximately 15,500 agents in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is currently the nation's 17th largest life insurance business.

     American Heritage Life Investment Corporation is the parent of American Heritage Life Insurance Company, a 42-year-old insurance company headquartered in Jacksonville, FL, and licensed in 49 states, Puerto Rico, the District of Columbia and the U.S. Virgin Islands. It markets ordinary life, individual accident and health, annuities, group life, group accident and health, credit life and credit health insurance through its approximately 7,500 licensed agents and brokers.
                                      ###


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